EXHIBIT 10.1

HERON FORBEARANCE AGREEMENT

This Agreement made as of February 3, 2015 (“Effective Date”), by and among Riverside Manufacturing, Inc., a Minnesota corporation (“Borrower”) and Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company (“Lender”).

RECITALS:

WHEREAS, the parties hereto executed that certain Riverside Forbearance Agreement as of the same date hereof. All terms not otherwise defined herein have the meaning set forth in that same Riverside Forbearance Agreement.

WHEREAS, Heron Enterprises, LLC (“Heron”) has made one or more loans to Borrower (“Heron Loans”). In connection with the Heron Loans, Borrower executed and delivered the following documents in favor of Heron: (i) a Combination Amended and Restated Convertible Promissory Note dated August 15, 2012, in the original principal amount of $238,927.67, and (ii) a Promissory Note dated September 20, 2013, in the original principal amount of $246,042.95 (collectively, the “Heron Notes,” which include any and all loans made by Heron to Borrower, regardless of the amounts thereof, whether secured or unsecured, and whether or not evidenced in writing).

WHEREAS, Borrower defaulted on its obligations under the Heron Notes and is currently in default under the terms of the Heron Notes.

WHEREAS, on or about November 21, 2014, Lender acquired from Heron all interest and title in the Heron Notes. Heron assigned all rights, title and interest in the Heron Notes and executed all documents necessary to transfer its interest in the Heron Notes to Lender.

WHEREAS, Borrower has requested that Lender refrain from enforcing the remedies available to Lender under the Heron Notes, and Lender has agreed to do so subject to the conditions and covenants provided for herein.

WHEREAS, Borrower has requested that Lender extend additional credit to be used by Borrower for working capital and settling various unsecured obligations. Lender has agreed to enter into a Revolving Loan Agreement and related Revolving Promissory Note and additional loan documents (“Revolving Loan”), but only if Borrower agrees to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

1.     Recitals.   The above recitals are true and correct as of the date this Agreement is executed and constitute a part of this Agreement.

2.     Confirmation, Waiver and Release.   Borrower hereby confirms, acknowledges and agrees that:

       (a)     Borrower fully, finally, and forever releases and discharges Lender, together with Lender’s successors, assigns, directors, officers, employees, agents, and representatives, from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or in equity (collectively, the “Claim”), that Borrower has or in the future may have, whether known or unknown, with respect to its obligations to pay and perform under the Heron Notes or the acts or omissions of Lender relating to the transactions evidenced or secured thereby.  It is the intention of Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above; and

       (b)     The unpaid principal balance, accrued interest and late fees on the Heron Notes are as follows:

	Principal	Interest Thru 01/30/2015	Late Fees

Heron Notes	$484,971	$25,541.79	$2,815

       (c)     Borrower agrees to pay all fees and expenses, including attorneys’ fees, incurred by both Borrower and Lender in the negotiation of and preparation of this Agreement. Lender’s fees and expenses, including attorneys’ fees, total $1,717 as of the Effective Date. Borrower and Lender agree that this amount will be added to the total amount due under the Heron Notes.

       (d)     Borrower agrees to pay to Lender a forbearance fee in the total amount of 5% of the outstanding principal balance of the Heron Notes. As of the Effective Date, such amount totals $25,666.35. Borrower and Lender agree that this amount will be added to the total amount due under the Heron Notes.

3.     Forbearance.   From the Effective Date through July 31, 2015 (“Forbearance Period”), Lender hereby agrees to further forbear from enforcing the remedies available to it under the Heron Notes and applicable law on the condition that:

       (a)     Borrower fully complies with all terms of the Riverside Forbearance Agreement, executed as of the same date hereof by Borrower (“Riverside Forbearance Agreement”).

       (b)     Borrower grants Lender a security interest in all of its assets, including, but not limited to, those assets identified in the Riverside UCC Financing Statement, to secure the repayment of the Heron Notes. Lender and Borrower agree that such security interest although perfected by the Riverside UCC Financing Statement, is junior and subordinate to the security interest which secures the Riverside Loan, the Riverside Guaranty, and the Revolving Loan. Borrower authorizes Lender to file any documents, including any UCC financing statements, and agrees to cooperate in all actions necessary to perfect the security interest described herein.

4.     Default by Borrower.   If Borrower defaults under any term of this Agreement, the Riverside Forbearance Agreement, the Riverside Loan Documents, the Riverside Guaranty, the Riverside Security Agreement 2, or the Revolving Loan, or any other obligation owed under any of the foregoing documents or obligations, Lender may exercise all rights it has under any of the foregoing documents and related security instruments without notice to the Borrower.

5.     Payments Received on Account of Heron Notes.   Any and all payments or transfers received by Lender, regardless of how such payments or transfers are designated by the Borrower, shall be applied, at the complete discretion of Lender, first to the Riverside Note, or the Riverside Guaranty, before any payment on the Heron Notes.

6.     Confirmation of Indebtedness and Security.   By entering into this Agreement, Borrower confirms that the obligations of Borrower to the Lender under the Heron Notes and this Agreement constitute valid and enforceable indebtedness.

7.     Representations and Warranties.   Borrower, by execution of this Agreement, hereby represents and warrants to Lender as follows:

       (a)     The execution and delivery of this Agreement by Borrower has been duly authorized by all necessary action; and

       (b)     The obligations under the Heron Notes are valid and enforceable without offset, defense or counterclaim, subject to the forbearance provisions set forth herein.

8.     Binding Effect.   The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective heirs, successors in interest and assigns including any holder of the Heron Notes, provided, however, that the Borrower may not assign or transfer its interest hereunder or under the Heron Notes without the prior written consent of Lender.

9.     Time is of the Essence.   Time shall be of the essence to this Agreement.

10.   Governing Law.   This Agreement and the rights and obligations of the parties hereunder and under the Heron Notes and any other documents delivered herewith shall be construed in accordance with and governed by the laws of the State of Minnesota. The Borrower hereby consents to the jurisdiction of the courts of the State of Minnesota for any actions brought hereon.

11.   Further Assurances.   Borrower agrees to execute such other and further documents as Lender may reasonably request to evidence or consummate the transactions contemplated hereby.

12.   No Third Party Beneficiaries.   It is the explicit intention of the parties hereto that except for the Lender, no person or entity other than the parties hereto and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (other than Lender) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and the parties expressly reject any such intent, construction or interpretation of this Agreement.

13.   Legal Counsel.   Borrower represents, warrants and agrees that it has either sought or obtained the advice of legal counsel in connection with the execution of this Agreement or has had the opportunity to seek and obtain the advice of legal counsel, but has chosen not to do so.

14.   No Duress or Coercion.   Borrower acknowledges and agrees that it has entered into this Agreement of its own free will and volition and was not coerced to do so, nor under duress at the time of executing this Agreement, and that Borrower has chosen to enter into this Agreement voluntarily and knowingly.

15.   Waiver, Modification or Amendment.   No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless it is made in writing, signed by the parties to be bound by its duly authorized representative, and specifies with particularity the nature and extent of such waiver, modification or amendment. Any waiver by the Lender of any default shall not affect or impair any right arising from any subsequent default.

16.   Drafting.   The parties hereto acknowledge and agree that all parties hereto have contributed to the drafting of this Agreement and that any ambiguities contained herein shall not be construed against any particular party.

17.   Waiver of Right to Trial by Jury.   EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF; OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

18.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BORROWER:	Riverside Manufacturing,Inc.

	By:	/s/ Scott Robertson
Scott Robertson
Its: President

LENDER:	Pro-Dex Sunfish Lake, LLC

	By:	/s/ Richard L. Van Kirk
Richard L. Van Kirk
Its: President

This is the signature page to that certain Heron Forbearance Agreement, dated effective February 3, 2015.